Exhibit 99.5

[FORM OF FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. PROXY CARD]

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Potomac Tower

1001 Nineteenth Street North
Arlington, VA 22209

Proxy

SPECIAL MEETING OF SHAREHOLDERS

March 28, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 28, 2003 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        The undersigned hereby appoints Kurt R. Harrington, William J. Ginivan, Cathy Sigalas or any one of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in Friedman, Billings, Ramsey Group, Inc. (the “Company”) at the Special Meeting of Shareholders to be held at the Park Hyatt Washington, DC, 1201 24th Street NW, Washington, DC, on Friday, March 28, 2003 at 10:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

			FOR	AGAINST	ABSTAIN
		1. To approve the Agreement and Plan of Merger, dated as of November 14, 2002, by and among Friedman, Billings, Ramsey Group, Inc., a Virginia corporation, FBR Asset Investment Corporation, a Virginia corporation, and Forest Merger Corporation, a Virginia corporation and wholly owned subsidiary of FBR Asset Investment Corporation, and the transactions contemplated thereby.	☐	☐	☐

2. To act upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the special meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■